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Exhibit 23.1

        When the common stock reverse split referred to in note 14(d) of the Notes to the Financial Statements has been consummated, we will be in a position to render the following consent:

/s/ KPMG LLP

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Transoma Medical, Inc.:

        We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Form S-1.

        Our report dated September 26, 2007, except as to note 14(d) which is as of                                    , states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 123R, Share-Based Payment, on July 1, 2006 and Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, in the year ended June 30, 2007.

Minneapolis, Minnesota

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  Exhibit 23.1